Exhibit 99-3

STATEMENT OF SINGLE BOND COVERAGE

In accordance with Rule 17g-1(g)(1)(ii)(c), set forth below is the amount each of the Registrants listed below would have provided and maintained under a single insured bond had it not been named as an insured under a joint Investment Company Blanket Bond.

Registrant	Amount of Bond
(in dollars) 4/30/07
Pioneer Bond Fund	1,000,000
Pioneer Diversified High Income Trust	600,000
Pioneer Emerging Markets Fund	900,000
Pioneer Equity Income Fund	1,500,000
Pioneer Equity Opportunity Fund	400,000
Pioneer Europe Select Equity Fund	750,000
Pioneer Floating Rate Trust	1,000,000
Pioneer Fund	2,500,000
Pioneer Fundamental Growth Fund	125,000
Pioneer Global High Yield Fund	1,700,000
Pioneer Growth Shares	900,000
Pioneer High Income Trust	900,000
Pioneer High Yield Fund	2,300,000
Pioneer Ibbotson Asset Allocation Series, a series trust consisting of: Pioneer Ibbotson Aggressive Allocation Fund Pioneer Ibbotson Conservative Allocation Fund Pioneer Ibbotson Growth Allocation Fund Pioneer Ibbotson Moderate Allocation Fund	1,000,000
Pioneer Independence Fund	900,000
Pioneer Interest Shares	450,000
Pioneer International Equity Fund	600,000
Pioneer International Value Fund	600,000
Pioneer Mid Cap Growth Fund	900,000
Pioneer Mid Cap Value Fund	1,900,000
Pioneer Money Market Trust, a series fund consisting of: Pioneer Cash Reserves Fund	1,000,000
Pioneer Municipal High Income Trust	750,000
Pioneer Municipal High Income Advantage Trust	750,000
Pioneer Protected Principal Trust, a series trust consisting of: Pioneer Protected Principal Plus Fund Pioneer Protected Principal Plus Fund II	450,000
Pioneer Real Estate Shares	750,000

Registrant	Amount of Bond
(in dollars)
Pioneer Research Fund	$600,000
Pioneer Select Equity Fund	75,000
Pioneer Select Value Fund	100,000
Pioneer Series Trust I, a series trust consisting of: Pioneer Oak Ridge Large Cap Growth Fund Pioneer Oak Ridge Small Cap Growth Fund	1,250,000
Pioneer Series Trust II, a series trust consisting of: Pioneer Am Pac Growth Fund Pioneer AMT-Free CA Municipal Bond Fund Pioneer AMT -Free Municipal Fund Pioneer Growth Leaders Fund Pioneer Growth Opportunities Fund Pioneer Small and Mid Cap Growth Fund Pioneer Tax Free Money Market Fund	1,500,000
Pioneer Series Trust III, a series trust consisting of:	2,100,000
Pioneer Cullen Value Fund
Pioneer Series Trust IV, a series trust consisting of: Pioneer Classic Balanced Fund Pioneer Government Income Fund Pioneer Institutional Money Market Fund Pioneer International Core Equity Fund Pioneer Treasury Reserves Fund	1,500,000
Pioneer Series Trust V, a series trust consisting of: Pioneer Global Select Equity Fund Pioneer High Income Municipal Fund Pioneer Oak Ridge All Cap Growth Fund Pioneer Select Research Growth Fund Pioneer Select Research Value Fund	225,000
Pioneer Series Trust VI, a series trust consisting of: Pioneer Floating Rate Fund	400,000
Pioneer Short Term Income Fund	600,000
Pioneer Small Cap Value Fund	1,250,000
Pioneer Strategic Income Fund	1,250,000
Pioneer Tax Advantaged Balanced Trust	900,000
Pioneer Tax Free Income Fund	900,000
Pioneer Value Fund	2,300,000
Pioneer Variable Contracts Trust, a series trust consisting of:	2,100,000
Pioneer America Income VCT Portfolio
Pioneer Balanced VCT Portfolio
Pioneer Bond VCT Portfolio
Pioneer Core Bond VCT Portfolio
Pioneer Cullen Value VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Equity Opportunity VCT Portfolio
Pioneer Fund VCT Portfolio

Registrant	Amount of Bond
(in dollars)
Pioneer Global High Yield VCT Portfolio
Pioneer Growth Opportunities VCT Portfolio
Pioneer Growth Shares VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Aggressive Allocation VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer International Value VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Money Market VCT Portfolio
Pioneer Oak Ridge Large Cap Growth VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Small and Mid Cap Growth VCT Portfolio
Pioneer Small Cap Value VCT Portfolio
Pioneer Strategic Income VCT Portfolio
Pioneer Value VCT Portfolio